UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016 (March 18, 2016)

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2016, Dollar Tree, Inc. (“Company”) made a one-time grant of 62,484 performance-based restricted stock units to Gary Philbin. The award, which was approved by the Compensation Committee of the Board of Directors, cliff vests in five years assuming 100% of the performance goal is satisfied. The performance goal is cumulative operating income of the Family Dollar banner over three years.

Mr. Philbin is the President of the combined enterprise, Dollar Tree, Inc., and the President and Chief Operating Officer of Family Dollar Stores, Inc. (“Family Dollar”). Mr. Philbin was named to his current position at Family Dollar in July 2015 when the Company closed on its acquisition of Family Dollar. He joined Dollar Tree as Senior Vice President, Stores in December 2001, and was later promoted to Chief Operating Officer in March 2007 and to President in June 2013. Mr. Philbin is the senior executive officer responsible for the Family Dollar banner and the second most senior officer in the overall combined enterprise, reporting directly to Bob Sasser, the Company’s Chief Executive Officer.

In making the one-time award, the Compensation Committee determined to recognize the importance of Mr. Philbin’s current and anticipated contributions to Family Dollar and the Company. Since taking a leadership role at Family Dollar, Mr. Philbin has had a demonstrated impact on the banner’s performance, including the successful achievement of initial post-merger budgetary, synergy, and transition goals. The Committee expects Mr. Philbin to be critical to the future growth of Family Dollar. The Committee believes it is in the best interest of the shareholders to provide an appropriate incentive for Mr. Philbin to achieve specific long-term operational goals that will increase shareholder value and establish a vesting structure that will promote retention.

The number of restricted stock units was determined by dividing the $5 million award value by the Company’s closing share price on the date of grant, March 18, 2016. The award will vest one hundred percent (100%) on the fifth anniversary of the grant date, provided that Mr. Philbin satisfies 100% of the three-year Family Dollar operating income performance criteria and remains continuously employed with the Company through the vesting date. The compensation may be recouped in certain events where the achievement of performance criteria is subsequently revised. The award is designed to be fully tax deductible under Section 162(m) of the Internal Revenue Code and will be issued under the Company’s shareholder-approved Omnibus Incentive Plan.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

10.1    Restricted Stock Unit Agreement dated March 18, 2016 between the Company and Gary Philbin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 23, 2016	By:	/s/ William A. Old
William A. Old
Chief Legal Officer

EXHIBITS

10.1    Restricted Stock Unit Agreement dated March 18, 2016 between the Company and Gary Philbin